Exhibit 99.1

Contact:
Stephen C. Richards
The Princeton Review, Inc.
(508) 663-5053
srichards@review.com

FOR IMMEDIATE RELEASE

The Princeton Review Reports First Quarter Financial Results

•	Income from continuing operations before taxes of $2.2 million compared to $0.3 million a year ago

•	Revenue increased 25.5% over 2008 to $44.8 million

•	Earnings per share from continuing operations of $0.02 compared to loss per share of $0.03 in 2008

FRAMINGHAM, MA – May 7, 2009 – The Princeton Review, Inc. (Nasdaq: REVU), a leading provider of test preparation and supplemental educational services, today announced revenue of $44.8 million and income from continuing operations before taxes of $2.2 million for the quarter ended March 31, 2009, as compared to $0.3 million in 2008.

For the quarter ended March 31, 2009, revenue increased 25.5% to $44.8 million, up from $35.7 million in 2008. The Princeton Review reported income from continuing operations before taxes of $2.2 million compared to $0.3 million in 2008. The first quarter 2009 results include a restructuring charge of $2.9 million, which compares to a restructuring charge of $0.4 million in the first quarter of 2008.

During the quarter, The Princeton Review generated net cash from operating activities of $4.4 million compared to net cash used of $6.8 million in the first quarter of 2008. Net cash from operating activities included $0.9 million and $7.3 million in restructuring-related and litigation settlement payments in the quarters ended March 31, 2009 and 2008, respectively.

CEO Comment

“Our financial performance in the first quarter demonstrates the continuing progress we have made in moving toward our goal of returning The Princeton Review to sustainable profitability,” said Michael Perik, Chief Executive Officer of The Princeton Review. “The positive impact of operational changes made in 2008 are being felt and we are pleased with our revenue and margin performance during this quarter and the reduction of corporate expenses compared to the first quarter of 2008, especially in light of overall economic conditions.”

Test Preparation Services

For the quarter, Test Preparation Services division revenue increased by $4.2 million, or 18.1%, to $27.4 million in 2009, from $23.2 million in the first quarter of 2008. The 2009 results include the acquisitions of Test Services, Inc. and the Southern California franchises, which were completed in March and July 2008, respectively.

Operating income in the Test Preparation Services division was $3.5 million for the first quarter of 2009, compared to $2.9 million for the first quarter of 2008. The 2009 results include the acquisitions of franchises mentioned above.

Supplementary Educational Services (SES)

For the first quarter of 2009, SES revenues increased by $4.9 million, or 38.9%, to $17.5 million compared to $12.6 million in the first quarter of 2008. The 2009 increase resulted from new market expansion.

Operating income in the SES division was $6.1 million for the first quarter of 2009 compared to $3.4 million in the first quarter of 2008. The increase in operating income is due to new market expansion.

Other Business Highlights

The Company completed the sale of its K-12 Services business to CORE Projects & Technologies Limited, an education technology company based in India, on March 12, 2009. This business unit is classified as discontinued operations in the financial statements presented. The proceeds from the sale were used to pay down a portion of the Company’s term loan.

Conference Call Details

The Princeton Review will review its first quarter 2009 financial results and provide additional business highlights on a conference call at 4:30 p.m. Eastern Daylight Time today. A copy of this earnings release is available at http://ir.princetonreview.com/releases.cfm?type=earnings. To participate on the live call, investors should dial (719) 457-2573, approximately ten minutes prior to the start time. In addition, the call will be available via live webcast over the Internet. To access the live webcast of the conference call, please go to http://ir.princetonreview.com/events.cfm 15 minutes prior to the start time of the call to register. An archived webcast will be available on the Company’s website at http://ir.princetonreview.com/events.cfm. Additionally, a replay of the call can be accessed by dialing either (888) 203-1112 or (719) 457-0820, passcode 6836342, through June 7, 2009.

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About The Princeton Review, Inc.

The Princeton Review (Nasdaq: REVU) has been a pioneer and leader in helping students achieve their higher education goals for more than 25 years through college and graduate school test preparation and private tutoring. With more than 165 print and digital publications and a free website, www.PrincetonReview.com, the Company provides students and their parents with the resources to research, apply to, prepare for, and learn how to pay for higher education. The Princeton Review also partners with schools and guidance counselors throughout the U.S. to assist in college readiness, test preparation and career planning services, helping more students pursue postsecondary education.

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “could,” “would,” “will,” “should,” “plan,” “project,” “contemplate,” “anticipate,” or similar statements. Because these statements reflect The Princeton Review’s current views concerning future events, these forward-looking statements are subject to risks and uncertainties. The Princeton Review’s actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, demand for the company’s products and services; the company’s ability to compete effectively and adjust to rapidly changing market dynamics; the timing of revenue recognition from significant contracts with schools and school districts; market acceptance of the company’s newer products and services; continued federal and state focus on assessment and remediation in K-12 education; and the other factors described under the caption “Risk Factors” in The Princeton Review’s most recent Form 10-K filed with the Securities and Exchange Commission. The Princeton Review undertakes no obligation to update publicly any forward-looking statements contained in this press release.

- Tables to Follow -

THE PRINCETON REVIEW, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Quarter Ended March 31,
	2009	2008
Revenue
Test Preparation Services	$27,363	$23,150
SES Services	17,460	12,592

Total revenue	44,823	35,742

Cost of revenue
Test Preparation Services	9,458	8,887
SES Services	7,901	5,663

Total cost of revenue	17,359	14,550

Gross Profit	27,464	21,192

Operating expenses
Selling, general and administrative	22,096	20,594
Restructuring	2,918	435

Total operating expenses	25,014	21,029

Operating income from continuing operations	2,450	163
Interest income (expense)	(315)	93
Other income	25	—

Income from continuing operations before income taxes	2,160	256
Provision for income taxes	(300)	(78)

Income from continuing operations	1,860	178
Discontinued operations
Loss from discontinued operations	(138)	(704)
Gain from disposal of discontinued operations	969	—
Benefit (provision) for income taxes	47	(51)

Income (loss) from discontinued operations	878	(755)
Net income (loss)	2,738	(577)
Dividends and accretion on Preferred Stock	(1,207)	(1,149)

Net income (loss) attributed to common stockholders	$1,531	$(1,726)

Earnings (loss) per share
Basic:
Income (loss) from continuing operations	$0.02	$(0.03)
Income (loss) from discontinued operations	0.03	(0.03)

Income (loss) attributable to common shareholders	$0.05	$(0.06)

Diluted:
Income (loss) from continuing operations	$0.02	$(0.03)
Income (loss) from discontinued operations	0.03	(0.03)

Income (loss) attributable to common shareholders	$0.05	$(0.06)

Weighted average shares used in computing income (loss) per share
Basic	33,742	29,486

Diluted	33,858	29,486

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